                                                                    EXHIBIT 99.1

                         [ROSS TECHNOLOGY, INC. LETTERHEAD]


Fellow Stockholders:

        I am pleased to announce that ROSS Technology has entered into a letter of intent with Fujitsu Limited, its majority stockholder, pursuant to which Fujitsu will acquire 500,000 shares of a new Series B Convertible Preferred Stock of the Company in exchange for $50 million. The proceeds of this sale will be used to retire $50 million of the Company's bank debt previously guaranteed by Fujitsu. The closing of the transaction is expected to occur on or before September 29, 1997, subject to agreement on definitive documentation and the satisfaction of closing conditions to be agreed to by the parties. Fujitsu also plans to continue to guarantee up to $20 million of bank debt for the Company following the closing.

        A copy of the Company's September 10, 1997 press release, which includes the letter of intent and associated term sheet, is enclosed. I encourage you to read all of these documents, which provide important information about the terms of the Series B Convertible Preferred Stock and this significant transaction.

        The Company's Board of Directors has approved this transaction in the strong belief that it should provide major benefits to the Company and its stockholders, including the following:

        o It will solidify the Company's balance sheet by significantly reducing bank debt and providing a substantial increase in the Company's capital.

        o It allows the Company to be in compliance upon closing with the Nasdaq's net tangible assets test and thus to avoid delisting of the Company's Common Stock from the Nasdaq National Market.

        o It eliminated some of the principal uncertainties regarding the Company's ability to fund its three year turnaround plan and thereby enhances our ability to attract and retain customers and key employees.

        o By retiring bank debt, it will significantly reduce the Company's interest expense in future periods.

        The letter of intent was approved by a Special Committee of the Company's Board of Directors comprised of Fred T. May, the Company's Chairman of the Board, who is not associated in any way with Fujitsu. In this transaction, the Special Committee has had independent legal and financial advice and has received an opinion from Robertson, Stephens & Company LLC, investment bankers, to the effect that, as of September 9, 1997, the recapitalization transaction described in the letter of intent is fair both to the Company and its stockholders (other than Fujitsu) from a financial point of view.

        I am also pleased to inform you that the Nasdaq Stock Market has agreed to continue to list the Company's common stock on its National Market, provided that the transaction with Fujitsu is completed on or before September 30, 1997 and the Company files a pro forma balance sheet with the Securities and Exchange Commission by October 3, 1997 which shows compliance with the National Market's net tangible assets requirement.

        I would like to take this opportunity to thank you for your patience and continued support of the Company. While there is still much work to be done, I am excited about the Company's future prospects.


                             Sincerely,


                             /s/ JACK W. SIMPSON
                             Jack W. Simpson, Sr.
                             President and Chief Executive Officer

                       [ROSS TECHNOLOGY, INC. LETTERHEAD]



Company Contact:                                            Company Information:
F.S. (Kit) Webster, III                                     http://www.ross.com
Chief Financial Officer                                     800/ROSS-YES
(512) 436-2578                                              Int'l: 512/349-3108
FAX (512) 892-3402
E-Mail: kwebster@ross.com

          ROSS Technology Recapitalization Letter of Intent  Signed

     AUSTIN, Texas, September 10, 1997 -- ROSS Technology, Inc. (Nasdaq: RTEC) ("ROSS" or the "Company") announced today that it has entered into a Letter of Intent with its majority shareholder, Fujitsu Limited ("Fujitsu"), pursuant to which Fujitsu has agreed to purchase $50 million of a new Series B Convertible Preferred Stock to be issued by ROSS ("Preferred Stock"). The proceeds of the sale of the Preferred Stock will be used to retire $50 million of principal amount of ROSS' bank debt previously guaranteed by Fujitsu. Following the closing of the transaction, ROSS' maximum aggregate bank debt guaranteed by Fujitsu will be $20 million.

     The text of the Letter of Intent and associated Term Sheet are attached to this release.

     The Letter of Intent contemplates that the closing of the sale of the Preferred Stock and the retirement of the $50 million of existing ROSS debt will occur on or before September 29, 1997.

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RTEC/Letter of Intent
Page 2

     Closing is contingent upon several conditions, including:

           1. Agreement between ROSS and Fujitsu on the terms and conditions of definitive agreements for the transaction.

           2. Approval of the transaction and the definitive agreements by the ROSS Board of Directors and the Special Committee of the ROSS Board of Directors, and receipt of any required governmental or other approvals.

           3. Receipt by the Special Committee of an opinion from a reputable investment banking firm that the sale of the Preferred Stock is fair to ROSS from a financial point of view.

           4. Confirmation to the parties' reasonable satisfaction that ROSS' Common Stock will continue to trade on the Nasdaq National Market after the closing.

     The principal terms of the Preferred Stock will include:

           1. The Preferred Stock may be converted into Common Stock at any time. The number of Common shares into which the Preferred Stock may be converted, except when a Special Conversion Condition applies, will be the liquidation preference per share ($100.00) divided by the average of the closing prices of the Common Stock on the five trading days immediately prior to the date of conversion (the "Market Price"). The Common Stock issuable upon conversion is eligible for registration at the Company's expense under an existing Shareholders Agreement.


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RTEC/Letter of Intent
Page 3


           2. There are two Special Conversion Conditions: (1) For two years from the date of closing, the number of shares of Common Stock into which the Preferred Stock may be converted will be the liquidation preference per share ($100.00) divided by $2.50. (2) If ROSS declares bankruptcy, or if ROSS requests future additional funding or credit support from Fujitsu, subject to certain limited exceptions set forth in the Term Sheet, the number of shares of Common Stock into which the Preferred Stock may be converted will be the liquidation preference per share ($100.00) divided by the lower of the Market Price or $2.00 (but in no event less than $1.00).

           3. The Preferred Stock carries no stated dividend but will participate pro rata in any dividends on the Common Stock on an "as converted" basis. The Preferred Stock has no voting rights for directors but may vote as a class on certain matters as set forth in the Term Sheet.

           4. No Nasdaq listing or trading market is planned for the Preferred Stock.


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RTEC/Letter of Intent
Page 4

     Jack W. Simpson, Sr., ROSS' President and Chief Executive Officer stated that, "We are very pleased that a plan has been developed to achieve a sound balance sheet, and we continue to recognize the strong support that Fujitsu has shown to ROSS. Management has felt that a strong balance sheet and continued listing of the Company's stock on the Nasdaq National Market are two of the requirements for a successful turnaround of the Company. We will attend a hearing at Nasdaq on the listing question on September 11 and are hopeful that the outcome will be positive. We will then intensify our focus on the other activities that have previously been identified for a successful turnaround of ROSS."

     F.S. (Kit) Webster III, Chief Financial Officer of the Company, stated that avoidance of the second Special Conversion Condition was critically dependent on the Company's ability to achieve positive cash flow equal to or in excess of that set forth in its internal business plans. He further stated that the achievement of such cash flows is not assured, and that the Company's internal business plans were predicated upon several conditions, primarily: 1) Fujitsu's continued provision of its portion of the funding related to the Company's 64-bit Viper microprocessor development project pursuant to the existing Joint Development Agreement between the Company and Fujitsu. 2) An increase in revenue focused on upgrade sales. 3) The improvement of gross profit margins primarily through control of costs and the successful introduction of the Company's 250 MHz "Colorado 5" microprocessor. Mr. Webster noted that the Company and Fujitsu are currently discussing the final specifications for the product to be developed under the Joint Development Agreement. Fujitsu's funding obligations and rights to the intellectual property under the Agreement could be affected if the parties ultimately fail to agree on final specifications.


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RTEC/Letter of Intent
Page 5


Text of Letter of Intent:

                       [ROSS TECHNOLOGY, INC. LETTERHEAD]

                                                              September 10, 1997

Mr. Takesi Maruyama
Executive Vice President
FUJITSU LIMITED
6-1 Marunouchi 1-chome
Chiyoda-ku
Tokyo 100, Japan

Dear Mr. Maruyama:

     This letter is to confirm our mutual understandings regarding a recapitalization (the "Recapitalization") of ROSS Technology, Inc., a Delaware corporation ("ROSS"), consisting of the purchase by Fujitsu of $50 million stated value (500,000 shares) of a new series of preferred stock of ROSS, to be called "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), in consideration of the repayment by Fujitsu of $50 million of ROSS' debt to The Dai-Ichi Kangyo Bank, Limited ("DKB"), which repayment would be accompanied by a simultaneous reduction of the aggregate Fujitsu loan guarantee to $20 million. Subject to the foregoing, our understanding is as follows:

     1. Terms of Series B Preferred Stock: The principal terms of the Series B Preferred Stock shall be as set forth on Exhibit A hereto.

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RTEC/Letter of Intent
Page 6

     2. Definitive Documents. This letter is intended to set forth the principal terms and conditions of the proposed transactions, but is not intended to be legally binding on the parties. The parties' legal obligations shall be set forth in a definitive Stock Purchase Agreement and a Certificate of Designation containing the terms of Series B Preferred Stock. Execution of such definitive documentation by the parties shall be subject (a) to the approval of this transaction on behalf of ROSS by its Board of Directors upon recommendation by a committee of the Board of Directors consisting solely of persons not affiliated with Fujitsu (the "Special Committee") and (b) to the receipt by the Special Committee of an opinion from a reputable investment banking firm that the transactions described hereby are fair to ROSS from a financial point of view.

     3. Closing. Subject to the receipt of any required governmental or other approvals and the satisfaction or waiver of other closing conditions in the Stock Purchase Agreement, the closing of Fujitsu's purchase of the Series B Preferred Stock shall occur on or before September 29, 1997.

     4. Documents and Expenses. Fujitsu shall prepare the Stock Purchase Agreement, the Certificate of Designation and any other required documentation, subject to review by the Special Committee and its counsel. Each party shall use good faith efforts to finalize the documentation and close the transaction as soon as practicable. Each party shall be responsible for its own legal and other expenses in connection with the negotiations and all documentation and filings required with respect to this transaction.


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RTEC/Letter of Intent
Page 7



If the foregoing is in accordance with your understanding, please return a signed copy of this letter to the undersigned.

                                            Very truly yours,

                                            ROSS TECHNOLOGY, INC.


                                            By: /s/ Fred T. May
                                               ---------------------------
                                               Fred T. May
                                               Chairman of the Board and
                                               Chairman of the Special Committee


ACCEPTED AND AGREED TO:


FUJITSU LIMITED





By:      /s/ T. Maruyama
         ------------------------

Name:    Takesi Maruyama
         ------------------------

Title:   Executive Vice President
         ------------------------





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RTEC/Letter of Intent
Page 8


                                   EXHIBIT A

                            Term Sheet for Series B
                          Convertible Preferred Stock
                                       of
                             ROSS Technology, Inc.



Shares to be Issued:      $50 million stated value (500,000 shares) of a new series of preferred stock, to be called "Series B Convertible Preferred
                          Stock" (the "Series B Preferred Stock").

Purchase Price:           $100 per share ($50 million in the aggregate), payable by
                          retirement of existing ROSS debt to DKB.


Closing Date:             On or before September 29, 1997 (the "Closing Date"), subject to the receipt of any required approvals and the satisfaction or waiver of other closing conditions.

Liquidation Preference:   $100 per share.

Dividends:                The Series B Preferred Stock will participate pari passu on an
                          "as converted" basis in any dividends declared and paid on the
                          ROSS Common Stock (the "Common Stock").

Use of Proceeds:          Proceeds of Series B Preferred Stock to retire $50 million principal amount of existing ROSS debt to DKB.

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RTEC/Letter of Intent
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
Conversion:               The Series B Preferred Stock shall be convertible
                          into Common Stock at any time.  Except when a Special
                          Conversion Condition applies, the number of shares of
                          Common Stock into which each share of Series B
                          Preferred  Stock may be converted shall be determined
                          by dividing the  liquidation preference per share by
                          the average of the closing  prices of a share of
                          Common Stock for the five trading days  immediately
                          prior to the date of conversion (the "Market Price").

Special Conversion        1. Until the second anniversary of the Closing Date, the
Conditions:               number of shares of Common Stock into which each share
                          of  Series B Preferred Stock may be converted shall be
                          determined  by dividing the liquidation preference per
                          share by $2.50.

                          2. Notwithstanding Special Conversion Condition Number
                          1, in the event (i) of ROSS's bankruptcy, or (ii) for a period of ninety (90) days after ROSS requests additional funding or credit support from Fujitsu
                          (including any increase in Fujitsu's guarantee of ROSS debt or other obligations but excluding payments in the ordinary course of business or otherwise mutually agreed), which request is (a) made with respect to ROSS' fiscal year 1998 and is in excess of the funding requirements set forth in ROSS' financial plan for the fiscal year 1998 as previously provided to Fujitsu or
                          (b) made for any reason with respect to any fiscal period after ROSS' fiscal year 1998 (a "Capital
                          Deficit"), the number of shares of Common Stock into which each share of Series B Preferred Stock may be converted shall be determined by dividing the liquidation preference per share by the lower of the Market Price or $2.00 (but in no event less than $1.00).

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RTEC/Letter of Intent
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
Voting Rights:            No voting in elections for directors.  Separate class
                          vote upon  (i) creation of parity and senior stock,
                          (ii) amendments to the  Certificate of Incorporation
                          which adversely affect the rights,  preferences or
                          privileges of the Series B Preferred Stock, (iii)
                          mergers, sales of substantially all assets and the
                          like, and (iv)  other customary preferred stock
                          protective voting provisions to  be negotiated.

Registration Rights:      Shares of Common Stock into which shares of the Series B
                          Preferred Stock are converted shall have the benefits
                          of the registration rights provided for in the
                          existing Shareholders  Agreement among ROSS, Fujitsu,
                          Sun Microsystems, Inc. and Mr. Roger Ross.  No
                          registration rights shall apply to the  Series B
                          Preferred Stock.

Registration of Series B  The offering of Series B Preferred Stock to Fujitsu is
Offering:                 anticipated to be exempt from registration and qualification requirements under federal and state securities laws and
                          accordingly no registration or qualification is expected.


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RTEC/Letter of Intent
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
Transferability:          The shares of Series B Preferred Stock will be freely
                          transferable, subject to applicable limitations under federal and state securities laws.  No Nasdaq listing or trading market is planned for the Series B Preferred Stock.

Closing Conditions:       In addition to the conditions described in the foregoing letter, the Stock Purchase Agreement will contain, among other
                          things, customary representations and warranties of Fujitsu and ROSS as shall be negotiated and customary conditions to closing as well as the condition that the parties are able to confirm to their reasonable satisfaction that the Common
                          Stock of ROSS will continue to trade on the Nasdaq National
                          Market after the closing.




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